Exhibit 99.1
NEWS RELEASE

CONTACT
Lisa Fortuna or Mike Cummings
+1 (312) 445-2866
spok@alpha-ir.com

Spok Holdings Confirms Receipt of Letter from Acacia Research

No Shareholder Action Required at This Time

ALEXANDRIA, VA. —August 30, 2021— Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced that it has received a letter, and is aware of a public announcement, from Acacia Research Corporation (NASDAQ: ACTG) regarding a proposal to acquire all of the outstanding shares of common stock of Spok for $10.75 per share in cash.

Spok’s Board of Directors intends to evaluate the letter in consultation with its regular independent financial and legal advisors. There can be no assurance that the letter and public announcement will lead to a formal proposal, offer or agreement.

At this time, Spok shareholders are not required to take any action.

RBC Capital Markets, LLC is serving as independent financial advisor to Spok, Spotlight Advisors, LLC is serving as strategic advisor to Spok and Latham & Watkins LLP is serving as Spok’s legal counsel.

About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Alexandria, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Go® and Spok Care Connect® platforms to enhance workflows for clinicians and support administrative compliance. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count and patients' lives are at stake, Spok enables

spok.com

smarter, faster clinical communication. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Go and Spok Care Connect are trademarks of Spok, Inc.
Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance and statements relating to the unsolicited takeover bid from Acacia Research Corporation, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, risks related to the COVID-19 pandemic and its effect on our business and the economy, other economic conditions such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment, our ability to effectively develop, introduce and deploy our integrated communications platform and collaboration platform, Spok Go, declining demand for paging products and services, continued demand for our software products and services, our dependence on the U.S. healthcare industry, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third-party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, our ability to realize the benefits associated with our deferred tax assets, future impairments of our long-lived assets, amortizable intangible assets and goodwill, and the outcome of the unsolicited takeover bid from Acacia Research Corporation, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

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